Exhibit 99.1

Contacts:

CAP Strategies, LLC	PLC Systems Inc.
Lisa Caperelli	Gregory Mann, Chief Financial Officer
215-340-1241	508-541-8800
lisa.caperelli@gmail.com	gmann@plcmed.com

PLC SYSTEMS RAISES $1.75 MILLION IN EQUITY FINANCING

MILFORD, Mass., September 18, 2013 --- PLC Systems Inc. (OTCBB: PLCSF), a company focused on innovative medical device technologies, today reported that it has raised $1.75 million in gross proceeds through the sale of 29,166,668 shares of common stock at a purchase price of $0.06 per share and five-year warrants to purchase 29,166,668 shares of common stock at an exercise price of $0.08 per share.  PLC Systems plans to use the proceeds from this financing to fund the ongoing U.S. pivotal trial with RenalGuard® during imaging procedures and for general corporate purposes.

Gregory Mann, Chief Financial Officer of PLC Medical Systems, commented, “We are grateful to our existing shareholders who provided this funding to continue to support our efforts to advance the clinical development of RenalGuard® in the United States. The team at PLC is committed to expanding the use of RenalGuard technology to prevent the onset of contrast-induced nephropathy (CIN) for at-risk patients.  We continue to focus our efforts on expanding the use of RenalGuard outside of the U.S. while at the same time continuing our pivotal trial with the U.S. FDA. With this additional equity financing, we anticipate having sufficient working capital into early 2014 while continuing to enroll patients in our pivotal U.S. clinical trial.

In connection with this financing, the outstanding Senior Secured Convertible Debt has been re-priced to $0.06 per share, and future interest payments have been suspended.

Palladium Capital served as the exclusive placement agent for the offering.

Additional terms of this offering (including the material terms and conditions of the securities purchase agreement and warrants) were disclosed on a Form 8-K filed with the SEC by PLC Systems Inc. simultaneously with this press release.

About PLC Systems Inc.

PLC Systems Inc., headquartered in Milford, Mass., is a medical device company focused on innovative technologies for the cardiac and vascular markets. PLC’s newest product, RenalGuard, has been developed to rapidly remove contrast dyes that are potentially toxic to patients undergoing certain cardiac and vascular imaging procedures. The Product is CE-marked and is being marketed in Europe and selected countries around the world. Two investigator-sponsored European studies have demonstrated

RenalGuard’s effectiveness at preventing Contrast-Induced Acute Kidney Injury (CI-AKI). RenalGuard is being studied in a pivotal trial in the U.S., as part of the FDA approval process. For more information, visit www.plcmed.com, or connect with the Company on Facebook, Twitter, LinkedIn, YouTube and  Google+.

This press release contains “forward-looking” statements. For this purpose, any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions are intended to identify forward-looking statements. Our statements of our objectives are also forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and you should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release. Actual results could differ materially from those indicated by such forward-looking statements as a result of a variety of important factors, including that we may not receive necessary regulatory approvals to market our RenalGuard product or that such approvals may be withdrawn, the U.S. clinical trial for RenalGuard may not be completed in a timely fashion, if at all, or, if this clinical trial is completed, it may not produce clinically significant or meaningful results, the RenalGuard product may not be commercially accepted, operational changes, the need for additional financing, competitive developments may affect the market for our products, regulatory approval requirements may affect the market for our products, and additional risk factors described in the “Forward Looking Statements” section of our Annual Report on Form 10-K for the year ended December 31, 2012, a copy of which is on file with the SEC.

PLC Systems, PLC Medical Systems, PLC, RenalGuard and RenalGuard Therapy are trademarks of PLC Systems Inc.

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